Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 25, 2024, relating to the financial statements of Trump Media & Technology Group Corp. for the years ended December 31, 2023 and 2022 and to all references to our firm included in this Registration Statement. We also consent to the reference to our Firm under the heading “experts” in such Registration Statement.

/s/ BF Borgers CPA PC (PCAOB ID 5041)

Certified Public Accountants
Lakewood, CO
April 15, 2024